UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting material Pursuant to §240.14a-12

Radiation Therapy Services, Inc.

(Name of Registrant as Specified In Its Charter)

not applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE FOLLOWING TALKING POINTS WERE DISTRIBUTED TO CERTAIN EMPLOYEES IN CONNECTION WITH THE PROPOSED MERGER.

•	Refer callers to the press release and Agreement and Plan of Merger that were filed with the SEC.

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RTSX and Vestar Capital Partners announced today that the RTSX has entered into an agreement to be purchased by Vestar Capital for $32.50 per share, plus assumed debt, for a deal valued at $1.1 billion. The Board of Directors of Radiation Therapy, on the unanimous recommendation of a Special Committee of independent directors, has approved the merger agreement and recommends that RTSX’s shareholders adopt the agreement.

•	The purchase price of $32.50 per share represents a premium of 50% over the closing price on October 18, 2007 of $21.60.

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As mentioned in the press release, we believe Vestar will provide the optimal ownership structure for the RTSX’s continued development of sophisticated treatment platforms for the provision of the best care to cancer patients.

•	The transaction should be transparent to our physicians and other employees, allowing them to continue supporting the company’s growth and development of optimal patient care.

•	We believe Vestar is an ideal partner for the continued growth of the company, bringing a wealth of finance and business acumen to support the management team.

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Subject to shareholder, regulatory and other approvals, we would anticipate the transaction to close in the first quarter of 2008. Timing of the shareholder meeting will depend on the filing of the proxy with the SEC and the SEC review process.

•	The senior management team is reinvesting a significant amount in the company and will hold an important equity position. Vestar expects the current team to remain in place.

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The Board of Directors was very thorough throughout this process and considered a full range of alternatives, including potential strategic and financial buyers. The Board determined that this transaction best serves the interests of our shareholders. Further details will be provided in the proxy statement when it is filed.

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We believe the purchase price is fair given risks and opportunities of the business going forward and the Special Committee of independent directors received a fairness opinion from Morgan Joseph. Specifically, the price is a 50% premium over our closing price on October 18, 2007, the last trading day before we disclosed we had reached agreement with Vestar for the purchase of the company.

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Per the Merger Agreement, the transaction does not include a provision under which RTSX may solicit alternative proposals from third parties. The Merger Agreement does contain a standard no shop clause, however nothing precludes the Special Committee of the Board from fulfilling its fiduciary duty with respect to unsolicited offers that could reasonably be expected to lead to a superior proposal.

•	The Merger Agreement provides for a break up fee of $25 million as well as a reverse break-up fee of $25 million.

•	The company anticipates that it will continue to operate the business as usual, with the transaction having no impact on our contracts or other business relationships.

•	Vestar will determine the capital structure of the company post-transaction, and they have yet to announce their capital plans.

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Details of the Board of Directors and Special Committee’s process will be outlined in the Proxy statement when it is filed. The Board and the Special Committee were very thorough and considered a full range of alternatives, including potential interest from strategic and financial buyers. The Board also conducted a market check with the assistance of financial advisors such as Wachovia Securities and Morgan Joseph and ultimately determined that this transaction best serves the interests of our shareholders.

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The Special Committee obtained a fairness opinion from Morgan Joseph which concluded that the price was fair and the Special Committee concluded that the price was fair. The Special Committee and the Board has determined that the offer made by Vestar fully and fairly values the company and its current growth prospects.

Forward-Looking Statements

This document includes statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding benefits of the proposed transaction, future performance, financing for the transaction and the completion of the transaction. These statements are based on the current expectations of management of Radiation Therapy Services, Inc. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example, among other things, conditions to the closing of the transaction may not be satisfied and the transaction may involve unexpected costs, unexpected liabilities or unexpected delays. Additional factors that may affect the future results of Radiation Therapy Services, Inc. are set forth in its filings with the Securities and Exchange Commission (“SEC”), which are available at http://www.sec.gov. Unless required by law, Radiation Therapy Services, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed transaction, a proxy statement of Radiation Therapy Services, Inc. and other materials will be filed with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT RADIATION THERAPY SERVICES, INC. AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about Radiation Therapy Services, Inc. at http://www.sec.gov, the SEC’s free internet site. Free copies of Radiation Therapy Services, Inc.’s SEC filings are also available on it’s internet site at http://www.rtsx.com.

Participants in the Solicitation

Radiation Therapy Services, Inc. and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Radiation Therapy Services, Inc.’s shareholders with respect to the proposed transaction. Information regarding the officers and directors of Radiation Therapy Services, Inc. is included in its definitive proxy statement for its 2007 annual meeting filed with the SEC on April 4, 2007. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.